DEL TORO SILVER CORP.
318 N. Carson Street, Suite 103
Carson City, NV 89701

NEWS RELEASE	Trading Symbol OTCBB: DTOR

Del Toro announces drilling at Dos Naciones

Carson City, Nevada (November 14th, 2011) – Del Toro Silver Corp. (OTCBB: DTOR) (“Del Toro” or the “Company”) is pleased to announce that drilling has started at the 2,391 hectares (23.91 square km) Dos Naciones property located approximately 160 km northeast of Hermosillo in the heart of the Sonoran porphyry district.

The first two planned holes are being drilled in the La Espanola skarn target where previous sampling by our partner, Yale Resources Ltd., returned the following:

Sample	Target	Type	Width (m)	Cu (%)	Au (g/t)	Ag (g/t)
464327	La Espanola skarn	Chip channel	2.0	1.19	0.24	26.8
464328	La Espanola skarn	Chip channel	2.0	0.78	0.21	10.5
464329	La Espanola skarn	Chip channel	2.0	0.95	0.35	13.3
145004	La Espanola skarn	Chip channel	1.0	0.97	0.34	16.8

The third hole is targeted on the Dos Naciones skarn zone, located approximately 3.25 km southwest of La Espanola. This is another zone with multiple historic workings and previous sampling by Yale Resources in 2008 returned the following results:

Sample	Target	Type	Width (m)	Cu (%)	Au (g/t)	Ag (g/t)
464319	Eastern skarn	Chip channel	2.0	0.71	0.15	12.4
464321	Eastern skarn	Chip channel	2.0	1.51	0.43	29.9
464322	Eastern skarn	Chip channel	1.75	0.80	0.05	2.3
464323	Eastern skarn	Chip channel	1.70	0.51	0.10	4.2
464324	Eastern skarn	Chip channel	1.80	1.22	0.15	9.5
464325	Eastern skarn	Chip channel	2.50	0.84	0.06	3.6
464326	Eastern skarn	Chip channel	2.10	0.65	0.04	4.0

The fourth drill hole is planned to test a set of silver-lead veins, located 300 metres to the east of the Dos Naciones skarn, that are seen in various exposures over an area of approximately 100 metres by 50 metres. There are numerous historic mines on at least two levels that have collapsed over time. Two samples were taken in 2009 from the mineralized dumps at the mouths of these workings returned:
- 256.0 g/t silver and 4.45 % lead, and
- 182.0 g/t silver and 3.29 % lead as well as 0.61 g/t gold.

The NI 43-101 compliant Dos Naciones property is host to multiple mineralized skarn bodies that occur on the eastern and southern margins of a regional magnetic anomaly that measures 2 km in diameter. The anomaly coincides with an altered intrusive body which locally contains disseminated pyrite base metal sulphides. The property has not been drilled since 1994.

About Del Toro Silver Corp.

Del Toro Silver is a dynamic exploration company focused on mining exploration and development of precious metal deposits in northern Mexico and the western United States. The Company’s Dos Naciones property is NI 43-101 compliant with historic production in numerous areas. The Company continues to advance past work completed by the previous owner, Penoles, to further its Phase I drill program.

For further information, please contact Greg Painter at 775-782-3999.

Forward Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the completion of the drilling program on the Dos Naciones property and any additional targets that may be located on the property.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of lithium prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.